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Exhibit 16.1

Office of the Chief Accountant
Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C.

May 8, 2002

Dear Sir/Madam:

We have read Item 4 included in the Form 8-K dated May 8, 2002 of Neopharm, Inc. to be filed with the Securities and Exchange Commission and are in agreement with the statements contained therein.

Very truly yours,

Arthur Andersen LLP

cc:
Lawrence Kenyon
Chief Financial Officer and Secretary

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  Exhibit 16.1